Exhibit 99.3

Consent of Rothschild & Co US Inc.

Independence Realty Trust, Inc.

1835 Market Street, Suite 2601

Philadelphia, PA 19103

Attention: Board of Directors

RE: Joint Proxy Statement/Prospectus, which forms a part of the Amendment No. 1 to the Registration Statement on Form S-4 (the “Registration Statement”) of Independence Realty Trust, Inc. (“IRT”), relating to the proposed transaction between IRT and Centerspace

Members of the Board:

We hereby consent to the inclusion of our opinion letter dated September 7, 2026 to the Board of Directors of IRT as Annex D to the Joint Proxy Statement/Prospectus included in the Amendment No. 1 to the Registration Statement (the “Joint Proxy Statement/Prospectus”) filed with the Securities and Exchange Commission as of the date hereof and the references to our firm and our opinion in such Joint Proxy Statement/Prospectus under the headings “SUMMARY – Opinions of IRT’s Financial Advisors – Opinion of Rothschild & Co,” “RISK FACTORS,” “THE MERGERS – Background of the Merger,” “THE MERGERS – IRT’s Reasons for the Mergers; Recommendations of the IRT Board,” “THE MERGERS – Opinions of IRT’s Financial Advisors – Opinion of Rothschild & Co,” “THE MERGERS – Certain IRT Unaudited Prospective Financial Information” and “THE MERGERS – Certain CSR Unaudited Prospective Financial Information.” The foregoing consent applies only to the Amendment No. 1 to the Registration Statement being filed with the Securities and Exchange Commission as of the date hereof and not to any amendments or supplements thereto, and our opinion is not to be used, circulated, quoted, or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any other registration statement (including any other amendments to the above-mentioned Registration Statement), proxy statement or any other document, except in accordance with our prior written consent.

In giving our consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Dated: October 5 , 2026

/s/ Rothschild & Co US Inc.

ROTHSCHILD & CO US INC.